Exhibit 10.3

PRIME MERIDIAN HOLDING COMPANY, INC.

AMENDED AND RESTATED

DIRECTORS’ COMPENSATION PLAN

(Amended and restated on October 20, 2022)

Prime Meridian Holding Company, Inc. (the “Company”) believes that it is in the best interest of the Company, its wholly-owned subsidiary, Prime Meridian Bank (the “Bank”), and the Company’s shareholders to have members of the respective Boards of Directors (“Directors”) fairly compensated for their services and the responsibilities which they assume and which will encourage stock ownership by such Directors in order to align the interests of each Director with the interests of the Company’s shareholders. Accordingly, the Company hereby adopts this Directors’ Compensation Plan (the “Plan”), subject to receipt of the approval of the Company’s shareholders.

Each Director of the Company or the Bank will be compensated for service as a Director as follows:

Section 1. Annual Payments to Directors. Each Director may receive compensation for:

(a)	serving as a Director of the Company or the Bank;

(b)	serving as a member of a committee of the Board of Directors of the Company or the Bank; or

(c)	serving as the Chairperson of either Board of Directors or their committee.

The amounts of any compensation paid to Directors, and the timing of any such payments, shall be set by the Board of Directors or the Compensation Committee of the Company from time to time.

Section 2. Payment Increase for Directors who Elect Payment in Shares of Company Common Stock. Payments to a Director, who elects to receive all of his or her Director’s compensation payable in any fiscal year in the form of shares of the common stock of the Company (“Company Stock”) as provided in Section 4 below, shall be increased to 110% of the specified payment amount.

Section 3. Payment Method. Unless a Director has elected to be paid in Company Stock as provided in Section 4 below, payments of Directors’ fees shall be made by check or direct deposit. Payments in Company Stock pursuant to a valid election under Section 4 below shall be made by delivery by the Company or its stock registrar and transfer agent of Direct Registration Transaction (DRS book entry) made out in the name of the electing Director for the number of shares of Company Stock determined by dividing: (i) the total amount of Director compensation payable, by (ii) the per share price of the Company Stock as of the quarter-end preceding the date on which payment is to be made (the “Stock Price Determination Date”). The per share price on the Stock Price Determination Date shall be:

(a)

the closing price of a share of Company Stock on the Stock Price Determination Date, as quoted by the Nasdaq Stock Market, a registered national securities exchange, or other nationally recognized quotation service);

(b)

if the Company Stock is not traded on a national securities exchange or through any other nationally recognized quotation service, then the fair market value of a share of Company Stock as determined by the Board of Directors or the Compensation Committee of the Company, acting in good faith;

(c)	if the Company will utilize the Fair Market Value defined in Section 2(n) of the 2015 Stock Incentive Compensation Plan.

In no instance, however, shall the Fair Market Value of the Stock ever be less than its book value.

The Company shall issue such shares from the Company’s authorized but unissued shares. To provide for such issuances the Company shall establish a reserve of 74,805 shares of common stock. The number of shares of common stock to be issued under this Plan shall be limited to those 74,805 shares. If for any reason the Company currently elects not to deliver shares which have been registered for sale under the Securities Act of 1933, as amended, or under applicable state securities laws therefore, the DRS book entries evidencing such shares will contain a legend restricting sale as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION THAT IS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS SET FORTH IN THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Section 4. Election to be Paid in Shares of Company Stock. Directors shall be eligible to receive Director’s fees payable in shares of Company Stock as follows:

(a)

In order to elect to receive Director’s fees for a fiscal year in Company Stock, a Director must deliver to the Company an election prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when a

Director is first elected to the Board of the Company or the Bank, such election can be made at any time within 30 days of his or her election to such Board (or within 30 days after the approval by the Company’s stockholders of this Plan). Once an election is received it shall be irrevocable for the fiscal year to which it applies, and all of the Director’s compensation for an electing Director for that fiscal year will be paid in the form of Company Stock as provided in Section 3 above.

(b)	Director’s receiving cash compensation will receive a 1099.

(c)

The electing Director shall be responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of shares of Company Stock pursuant to this Plan and should consult with his or her own tax advisor relating to his or her filing and payment obligations as a result of receiving such Company Stock. The Company will not withhold tax payments on the stock issuances pursuant to this Plan and will provide each Director online access or an annual statement which will set forth the value of the shares of Company Stock at the time of issuance.

(d)

Each electing Director agrees by his or her election to participate in this Plan that he or she will hold the shares of Company Stock received in this Plan for investment and will not sell or otherwise dispose of any of it until the earlier of a time when: (ii) the electing Director ceases to be a Director of the Company or Bank; or (ii) a Change of Control of the Company as defined below has occurred. For purposes of the foregoing, a Change of Control of the Company shall be deemed to have occurred when: (i) a shareholder or group of shareholders acting in concert, beneficially owns more than 50% of the outstanding shares of Company Stock; or (ii) a majority of the members of the Board of Directors of the Company are persons who are currently not members of the Company’s Board, or members elected or nominated by members of the Company’s Board.

Section 5. Shareholder Rights. Each Director during the restricted period shall have all the rights of a shareholder with respect to the Plan except for the right to transfer the stock in Section 3 (the Securities Act of 1933) and Section 4 (c) of this Plan. Accordingly, each Director shall have the right to vote the restricted stock and to receive any cash dividends currently paid to or made with respect to the restricted stock.

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Section 6. No Contract of Employment or Director Status. Participation in this Plan shall not constitute a contract of employment or an agreement to continue a participant’s status as a Director.

Section 7. Gender. Pronouns used within this Plan shall be deemed to include both the masculine and feminine gender and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

Section 8. Construction. This Plan shall be construed under the laws of the State of Florida (excluding its choice-of-law rules) to the extent not superseded by federal law. Venue for the enforcement of any provision of this Plan shall be in Leon County, Florida.

In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

In the event of a conflict between the terms of this Plan and any Option Agreement, Stock Agreement or SAR Agreement, the terms of the Plan shall prevail.

By:                 /s/ Richard A. Weidner

                       Richard A. Weidner

            Chairman of the Board